Exhibit 10.2

APPENDIX TO AGREEMENT

        WHEREAS, under a certain Agreement (the “Agreement”) between Elbit Vision Systems Ltd. (the “Company”) and Mivtach-Shamir Holdings Ltd. (“Mivtach”) dated January 2, 2006, the Company is to receive a loan from Mivtach and the Company is to issue to Mivtach a Convertible Note and a Warrant;

        WHEREAS, Mivtach wishes for all shares to be issued pursuant to the Agreement be issued to M.S.N.D. Real Estate Holdings Ltd. (the "Subsidiary"); and

        WHEREAS, the Agreement and some of its schedules and exhibits do not currently contemplate the issuance of shares to the Subsidiary in place of Mivtach.

        NOW THEREFORE:

    1.        Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Agreement.

    2.        All references to Mivtach in the Agreement, its schedules and exhibits, including without limitation, the Registration Rights Agreement (the “Transaction Documents”), that relate to Mivtach as a holder of the Company’s shares, shall mean Mivtach or the Subsidiary, as applicable.

    3.        Mivtach hereby warrants and represents to the Company that it owns, beneficially and of record, all of the issued and share capital of the Subsidiary and all the rights thereto.

    4.        Mivtach hereby assigns and conveys its rights and obligations under each of the Warrant and the Convertible Note to the Subsidiary.

MIVTACH-SHAMIR HOLDINGS LTD	ELBIT VISION SYSTEMS LTD.
Name: Meir Shamgar / Limor Avidor	Name: Menashe Shohat / Yaky Yanay
Title: Chairman / COO and	Title: CEO / CFO
Corporate Secretary
Date: February 21, 2006	Date: February 21, 2006

M.S.N.D. REAL ESTATE HOLDINGS LTD
Name: Meir Shamgar / Limor Avidor
Title: Chairman / COO and
Corporate Secretary
Date: February 21, 2006